UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

COMMERCIAL METALS COMPANY FILES PRELIMINARY PROXY STATEMENT

Irving, Texas, November 27, 2011 – Commercial Metals Company (NYSE: CMC) said today that it filed on November 23, 2011 its preliminary proxy statement for its 2012 Annual Meeting of Stockholders. The Company expects to announce the Annual Meeting date soon.

The preliminary proxy statement recommended that stockholders support the re-election of three directors to the CMC Board at the 2012 Annual Meeting of Stockholders. The nominees are Joe Alvarado, Commercial Metals Company’s (CMC) President and CEO, Anthony Massaro, who served as President and CEO of Lincoln Electric Holdings, Inc., a manufacturer of welding and cutting equipment, and Harold Adams, who serves as Chairman Emeritus of RTKL Associates, Inc., a global design firm (see full bios in preliminary proxy).

“We have a strong and independent Board, comprised of highly experienced professionals with expertise across a wide range of disciplines. In just the past two years, CMC has added four new directors to its Board, further enhancing an already strong group” commented Joe Alvarado.

In addition, last week, the Company filed a Form 8-K with the SEC announcing the appointment of another new independent director, Rick Mills, who will replace Murray McClean following his announced intention to retire early from the Board. Mr. Mills, who will join the Board effective January 1, 2012, formerly served as Corporate Vice-President and President of the Components Group of Cummins, Inc., as well as in a variety of other senior positions during his 37-year tenure at Cummins. He also brings strong director experience to CMC as he currently serves on the Board of Flowserve Corporation and was formerly a director of Gerdau Ameristeel and Rohm and Haas Company.

As part of this transition, Mr. Massaro, who currently serves as Lead Director, will assume the position of Chairman of the Board following Mr. McClean’s retirement. Alvarado further stated, “We believe we have the right Board structure and the right composition – with directors who collectively bring a wealth of relevant experience – to continue to move the Company forward on our charted path. In addition, we have taken a number of important steps and have made significant progress on several key fronts to enhance performance and position CMC for future success.”

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Important Additional Information

Commercial Metals Company (“CMC”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from CMC stockholders in connection with the matters to be considered at CMC’s 2012 annual meeting of stockholders. CMC intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from CMC stockholders. CMC STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of CMC’s directors and executive officers in CMC stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the CMC’s website (www.cmc.com) in the section “Investor Relations.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with CMC’s 2012 annual meeting of stockholders. Information can also be found in CMC’s Annual Report on Form 10-K for the year ended August 31, 2011, filed with the SEC on October 31, 2011. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by CMC with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at CMC’s website at www.cmc.com or by writing to CMC at 6565 N. MacArthur Blvd., Suite 800, Irving, Texas 75039, Attn: Corporate Secretary.

Contact:

Investors & Media:

Barbara Smith

Chief Financial Officer

214-689-4300

Or

Investors:

Larry Dennedy

MacKenzie Partners

212-929-5239

Media:

Debbie Miller/Chris Kittredge

Sard Verbinnen & Co

212-687-8080

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